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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the "Registration Statement") of our reports dated February 24, 2006 relating to the financial statements and financial highlights of Mid Cap Core Trust, Mid Cap Index Trust, Strategic Value Trust and Large Cap Value Trust (portfolios of John Hancock Trust), appearing in the December 31, 2005 Annual Report to Shareholders of John Hancock Trust. We also consent to the references to us under the headings "Financial Statements" and "Financial Highlights" in the Prospectus/Proxy statement which constitutes part of this Registration Statement.

We hereby also consent to the incorporation by reference in the April 28, 2006 Statement of Additional Information of John Hancock Trust of our reports dated February 24, 2006 relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of the John Hancock Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the April 28, 2006 Prospectus and Statement of Additional Information of John Hancock Trust.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 11, 2006